As filed with the Securities and Exchange Commission on October 19, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DIGITAS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	04-3494311
(State of Incorporation)	(I.R.S. Employer Identification No.)

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 867-1000

(Address of Registrant’s principal executive offices)

Modem Media Advertising Limited Partnership 1996 Option Plan

Modem Media . Poppe Tyson, Inc. Amended and Restated 1997 Stock Option Plan

Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan

Vivid Holdings, Inc. 1999 Stock Incentive Plan

Modem Media 2000 Stock Incentive Plan

(Full Title of the Plan)

David W. Kenny

Chairman and Chief Executive Officer

Digitas Inc.

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 867-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Stuart M. Cable P.C.

John T. Haggerty, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amounts to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.01 per share	31,908 shares	(2)	$0.46	(3)	$14,667.68	(3)	$1.86
Common Stock, par value $.01 per share	1,864,435 shares	(4)	$10.22	(5)	$19,054,525.70	(5)	$2,414.21
Common Stock, par value $.01 per share	1,515,983 shares	(6)	$5.29	(7)	$8,019,550.07	(7)	$1,016.08
Common Stock, par value $.01 per share	11,239 shares	(8)	$2.15	(9)	$24,163.85	(9)	$3.06
Common Stock, par value $.01 per share	209,556 shares	(10)	$6.89	(11)	$1,443,840.84	(11)	$182.93
Total Fee							$3,618.14

(1)	This Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $.01 per share, of Digitas Inc. (“Common Stock”) as may be required pursuant to the Modem Media Advertising Limited Partnership 1996 Option Plan (the “1996 Plan”), Modem Media . Poppe Tyson, Inc. Amended and Restated 1997 Stock Option Plan (the “1997 Plan”), Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan (the “1999 Plan”), Vivid Holdings, Inc. 1999 Stock Incentive Plan (the “Vivid Plan”) and Modem Media 2000 Stock Incentive Plan (the “2000 Plan”) in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under such plans or other similar event.
(2)	Represents 31,908 shares of Common Stock that may be issued upon the exercise of options granted under the 1996 Plan.
(3)	This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the options granted under the 1996 Plan.
(4)	Represents 1,864,435 shares of Common Stock that may be issued upon the exercise of options granted under the 1997 Plan.
(5)	This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the options granted under the 1997 Plan.
(6)	Represents 1,515,983 shares of Common Stock that may be issued upon the exercise of options granted under the 1999 Plan.
(7)	This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the options granted under the 1999 Plan.
(8)	Represents 11,239 shares of Common Stock that may be issued upon the exercise of options granted under the Vivid Plan.
(9)	This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the options granted under the Vivid Plan.
(10)	Represents 209,556 shares of Common Stock that may be issued upon the exercise of options granted under the 2000 Plan.
(11)	This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the weighted average exercise price of the options granted under the 2000 Plan.

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

Incorporated by reference in this Registration Statement are the documents listed below, which have previously been filed by Digitas Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 15, 2004;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

(c)	Current Reports on Form 8-K filed on January 29, 2004, February 18, 2004, April 28, 2004, April 29, 2004, July 1, 2004, July 15, 2004, August 3, 2004, August 13, 2004 and August 27, 2004; and

(d)	The description of the Company’s Common Stock contained in the Registration Statement Form 8-A (Registration Statement No. 333-93585) dated February 25, 2000, as filed with the Commission on February 25, 2000, pursuant to Section 12(g) of the Exchange Act.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Goodwin Procter LLP, Boston, Massachusetts, will pass upon the validity of the shares of Common Stock of the Company offered by this Registration Statement.

Item 6. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provision of the law.

The certificate of incorporation of the Company contains a provision permitted by section 102(b)(7) of the Delaware General Corporation Law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit.

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This provision does not alter a director’s liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. The Company’s bylaws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The bylaws of the Company also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise. The Company also has directors’ and officers’ insurance against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers of the Company as described above, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

	4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (SEC File No. 333-93585), as amended, as filed with the Commission).

	4.2	By-laws of Digitas Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (SEC File No. 333-93585), as amended, as filed with the Commission).

*	5.1	Legal opinion from Goodwin Procter LLP.

*	23.1	Consent of Ernst & Young LLP, as independent auditors.

*	23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

*	24.1	Power of attorney (included in the signatory page to this Registration Statement).

	99.1	Modem Media Advertising Limited Partnership 1996 Option Plan and its amendment (incorporated herein by reference to the Modem Media Inc. Quarterly Report on Form 10-Q for the period ended June 30, 1999 (SEC File No. 0-21935)).

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99.2	Modem Media . Poppe Tyson Amended and Restated 1997 Stock Option Plan (incorporated herein by reference to the Modem Media Registration Statement on Form S-1 (SEC File No. 333-68057)).

99.3	Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan (incorporated herein by reference to the Modem Media Inc. Registration Statement on Form S-8 (SEC File No. 333-96483)).

99.4	Vivid Holdings, Inc. 1999 Stock Incentive Plan (incorporated herein by reference to the Modem Media Inc. Registration Statement on Form S-8 (SEC File No. 333-30096)). .

99.5	Modem Media, Inc. 2000 Stock Incentive Plan (incorporated herein by reference to the Modem Media Inc. Registration Statement on Form S-8 (SEC File No. 333-46204)).

*	Filed herewith

Item 9. Undertakings

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 19th day of October, 2004.

DIGITAS INC.
/s/ DAVID W. KENNY

By:	David W. Kenny
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that we, the undersigned officers and directors of Digitas Inc., hereby severally constitute David W. Kenny and Jeffrey J. Cote, and each of them, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Digitas Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David W. Kenny David W. Kenny	Chairman and Chief Executive Officer and Director (Principal Executive Officer	October 19, 2004

/s/ Jeffrey J. Cote Jeffrey J. Cote	Chief Financial Officer and Chief Administrative Officer	October 19, 2004

/s/ Brian K. Roberts Brian K. Roberts	Chief Accounting Officer and Controller (Principal Accounting Officer)	October 19, 2004

/s/ Gregor S. Bailar Gregor S. Bailar	Director	October 19, 2004

/s/ Michael E. Bronner Michael E. Bronner	Director	October 19, 2004

/s/ Philip U. Hammerskjold Philip U. Hammarskjold	Director	October 19, 2004

/s/ Robert R. Glatz Robert R. Glatz	Director	October 19, 2004

/s/ Arthur Kern Arthur Kern	Director	October 19, 2004

/s/ Gail J. McGovern Gail J. McGovern	Director	October 19, 2004

Joseph R. Zimmel	Director

EXHIBIT INDEX

	Exhibit Number	Description
	4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (SEC File No. 333-93585), as amended, as filed with the Commission).

	4.2	By-laws of Digitas Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (SEC File No. 333-93585), as amended, as filed with the Commission).

*	5.1	Legal opinion from Goodwin Procter LLP.

*	23.1	Consent of Ernst & Young LLP, as independent auditors.

*	23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

*	24.1	Power of attorney (included in the signatory page to this Registration Statement).

	99.1	Modem Media Advertising Limited Partnership 1996 Option Plan and its amendment (incorporated herein by reference to the Modem Media Inc. Quarterly Report on Form 10-Q for the period ended June 30, 1999 (SEC File No. 0-21935)).

	99.2	Modem Media . Poppe Tyson Amended and Restated 1997 Stock Option Plan (incorporated herein by reference to the Modem Media Registration Statement on Form S-1 (SEC File No. 333-68057)).

	99.3	Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan (incorporated herein by reference to the Modem Media Inc. Registration Statement on Form S-8 (SEC File No. 333-96483)).

	99.4	Vivid Holdings, Inc. 1999 Stock Incentive Plan (incorporated herein by reference to the Modem Media Inc. Registration Statement on Form S-8 (SEC File No. 333-30096)).

	99.5	Modem Media, Inc. 2000 Stock Incentive Plan (incorporated herein by reference to the Modem Media Inc. Registration Statement on Form S-8 (SEC File No. 333-46204)).

*	Filed herewith